EX-99.906CERT

CERTIFICATION

Gregory B. Getts, President, and Bob Anastasi, Treasurer, Secretary and Chief Compliance Officer of MSS SERIES TRUST (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended May 31, 2026 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Treasurer, Secretary and

President

Chief Compliance Officer

MSS Series Trust

MSS Series Trust

/s/ Gregory B. Getts

/s/ Bob Anastasi

Gregory B. Getts

Bob Anastasi

Date: July 27, 2026

Date: July 27, 2026

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to MSS Series Trust and will be retained by MSS Series Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.